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                                                                    EXHIBIT 23.3


The Board of Directors
Health Administrative Services, Inc.


We consent to the incorporation by reference of our report dated January 28, 1998, with respect to the balance sheet of Health Administration Services, Inc. as of December 18, 1997, and the related statements of income, changes in stockholders' equity and cash flows for the period from January 1, 1997 to December 18, 1997, which report appears in the Form 8-K of Century Business Services, Inc. dated February 20, 1998.



                                                           KPMG PEAT MARWICK LLP

Houston, Texas

March 11, 1998